ACCOUNTANT'S CONSENT

Exhibit 23

CONSENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors
Blount International, Inc.

                We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Blount International, Inc. of our report dated January 28, 2002 relating to the financial statements and financial statement schedules, which appear in Blount International, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2001.  We also consent to the reference to us under the heading "Experts" in such Registration Statement.

PRICEWATERHOUSECOOPERS LLP

/s/ PRICEWATERHOUSECOOPERS LLP

Atlanta, Georgia
June 27, 2002